Exhibit 99.2

Elan | Austin, TX

BLUEROCK Residential Growth REIT™

# Q2 2021 EARNINGS SUPPLEMENT

Listed on the NYSE American: BRG

Avenue 25 | Phoenix, AZ

Avenue 25 | Phoenix, AZ Elan | Austin, TX

Bluerock Residential Growth REIT, Inc.

Second Quarter 2021

Supplemental Financial Information

(Unaudited)

Table of Contents

Second Quarter Earnings Release	3

Financial and Operating Highlights	18

Share and Unit Information	19

EBITDAre and Interest Information	20

Financial Statistics	21

Recent Acquisitions and Investments	22

Recent Dispositions	23

Preferred Equity Investments, Notes and Accrued Interest Receivable, and Ground Lease	24

Portfolio Information	25

Renovation Table	27

Development Mezzanine/Preferred/Ground Lease Investments	28

Condensed Consolidated Balance Sheets	29

Consolidated Statements of Operations	30

Reconciliation of Funds from Operations (FFO) and Core Funds from Operations (CFFO)	31

Mortgages Payable Summary Information	32

2021 Projected Guidance Information	34

Definitions of Non-GAAP Financial Measures	35

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur.  Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors. Currently, one of the most significant factors is the potential adverse effect of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and its tenants, partners and employees, as well as the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants, partners and employees will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact (including governmental actions that may vary by jurisdiction, such as mandated business closing; stay-at-home orders; limits on group activity; and actions to protect residential tenants from eviction), and the direct and indirect economic effects of the pandemic and containment measures, including national and local employment rates and the corresponding impact on the Company’s tenants’ ability to pay their rent on time or at all, among others.  For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 23, 2021, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

For Immediate Release

Bluerock Residential Growth REIT Announces Second Quarter 2021 Results

-                  Quarterly Portfolio Lease Rate Growth of 10.3% -

-                  July Portfolio Lease Rate Growth of 15.3% -

-                  Same Store Rental Revenues Increased 6.4% -

New York, NY (August 5, 2021) – Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) (“the Company”), an owner of highly amenitized multifamily apartment communities, announced today its financial results for the quarter ended June 30, 2021.

“We are very pleased with our operating results led by rapid acceleration of rent growth throughout the quarter, demonstrating the high quality and favorable locations of our communities,” said Ramin Kamfar, Company Chairman and CEO. “In addition, as anticipated in our 2021 guidance, our investment pace increased in the second quarter, including our first investments in single family homes. Our renovation pace also returned to pre-COVID levels, as we delivered almost 250 unit upgrades, with an average ROI of 24%. We are continuing to effectively source attractive investment opportunities and accretively put our capital to work.”

Second Quarter Highlights

Financial Results

-	Net loss attributable to common stockholders for the second quarter of 2021 was ($5.4) million or ($0.21) per diluted share, as compared to net income attributable to common stockholders of $15.1 million or $0.61 per diluted share in the prior year period.

-	Core funds from operations attributable to common stockholders and unit holders (“CFFO”) was $6.0 million, or $0.16 per diluted share, compared to $5.1 million, or $0.15 per diluted share, in the prior year period. This year’s results continue to be impacted by additional capital on the balance sheet.

Portfolio Performance

-	Rental revenues grew 4.2% to $49.7 million from $47.7 million in the prior year period.

-	Property Net Operating Income (“NOI”) increased 5.8% to $30.8 million from $29.1 million in the prior year period.

-	Same store revenues grew 6.4% and same store NOI increased 6.5%, as compared to the prior year period.

-	Blended lease rate growth was 10.3%, up 680 basis points on a sequential quarter-over-quarter basis.

-	June 2021 average lease growth accelerated to 12.0%, with renewals at 6.5% and new leases at 17.9%. Average lease growth accelerated to 15.3% in July.

-	Portfolio occupancy was 96.2% at June 30, 2021, up 90 basis points from the prior year.

-	Property operating margins improved 90 basis points to 62.0% compared to 61.1% in the prior year period.

-	Same store average rent increased 3.0% and same store average occupancy expanded 80 basis points, as compared to the prior year period.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Portfolio Activity

-	Consolidated real estate investments, at cost, were approximately $2.2 billion.

-	Acquired three operating properties totaling 506 units for $118 million.

-	Sold two operating assets and two development properties for $174 million with net proceeds of $39 million.

-	Invested $26 million in preferred equity in three new stabilized properties, and funded $8 million for five existing preferred equity and mezzanine loan investments. Committed $32 million for three new preferred equity investments.

-	Increased renovation pace back to pre-COVID levels, completing 248 value-add unit upgrades during the quarter achieving an average 24.4% ROI through an average monthly rent premium of $144 per unit.

Balance Sheet and Market Activity

-	$244.5 million of unrestricted cash and availability under revolving credit facilities and $1.4 billion of indebtedness outstanding as of June 30, 2021.

-	Paid quarterly dividend of $0.1625 in cash per share of common stock.

-	Raised a quarterly record of $119 million through the continuous registered Series T Preferred Stock offering with the issuance of 4.8 million shares at $25.00 per share.

-	Redeemed 80,316 shares of Series B Preferred Stock through the issuance of 8,262,685 shares of Class A common stock at an average price of $9.72 per share.

-	Repurchased 4,605,598 shares of Class A common stock during the quarter at an average price of $9.79 per share.

Included later in this release are definitions of NOI, CFFO and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented under GAAP.

Second Quarter 2021 Financial Results

Net loss attributable to common stockholders for the second quarter of 2021 was ($5.4) million, compared to net income attributable to common stockholders of $15.1 million in the prior year period. Net income in 2021 was impacted by two asset sales generating $19 million in gain on sale of real estate investments compared to $58 million in the second quarter of 2020. Net (loss) income attributable to common stockholders included non-cash expenses of $22.4 million or $0.80 per share in the second quarter of 2021 compared to $19.0 million or $0.79 per share for the prior year period.

CFFO for the second quarter of 2021 was $6.0 million, or $0.16 per diluted share, compared to $5.1 million, or $0.15 per diluted share, in the prior year period. CFFO was positively impacted by an increase in property NOI of $1.7 million and a reduction in interest expense of $0.2 million. This was primarily offset by a year-over-year reduction of $0.2 million in interest income from mezzanine loan and ground lease investments, $0.5 million in preferred returns, and preferred stock dividend increase of $0.1 million.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Total Portfolio Performance

$ In thousands, except average rental rates	2Q21	2Q20	Variance		YTD21	YTD20	Variance
Total Revenues (1)	$53,835	$53,033	1.5%		$109,638	$109,274	0.3%
Property Operating Expenses	$18,909	$18,571	1.8%		$38,841	$37,870	2.6%
NOI	$30,812	$29,124	5.8%		$61,962	$60,177	3.0%
Operating Margin	62.0%	61.1%	90	bps	61.5%	61.4%	10	bps
Average Occupancy Percentage	95.8%	94.4%	140	bps	95.5%	94.3%	120	bps
Average Rental Rate	$1,351	$1,330	1.6%		$1,333	$1,330	0.2%
(1) Including interest income from related parties

For the second quarter of 2021, property revenues increased by 4.2% compared to the same prior year period. Total portfolio NOI was $30.8 million, an increase of $1.7 million, or 5.8%, compared to the same period in the prior year. Property NOI margins were 62.0% for the quarter, compared to 61.1% in the prior year quarter.

Same Store Portfolio Performance

$ In thousands, except average rental rates	2Q21	2Q20	Variance		YTD21	YTD20	Variance
Revenues	$38,631	$36,306	6.4%		$74,309	$71,345	4.2%
Property Operating Expenses	$14,559	$13,700	6.3%		$28,267	$26,814	5.4%
NOI	$24,072	$22,606	6.5%		$46,042	$44,531	3.4%
Operating Margin	62.3%	62.3%	0	bps	62.0%	62.4%	(40	)bps
Average Occupancy Percentage	95.7%	94.9%	80	bps	95.6%	94.5%	110	bps
Average Rental Rate	$1,355	$1,315	3.0%		$1,344	$1,318	2.0%

The Company’s same store portfolio for the quarter ended June 30, 2021 included 25 properties. For the second quarter of 2021, same store NOI was $24.1 million, an increase of $1.5 million, or 6.5%, compared to the 2020 period. Same store property revenues grew by 6.4% compared to the 2020 period, primarily driven by an 80-basis point increase in occupancy and 3.0% increase in average rental rates; of the Company’s 25 same store properties, 21 recognized rental rate increases and 18 recognized occupancy increases during the period. In addition, bad debt expense improved $0.7 million, while ancillary income, such as termination fees and late fees, increased $0.4 million.

Same store expenses increased 6.3%, or $0.9 million, partially due to non-controllable real estate tax increase of $0.2 million and insurance expense increase of $0.2 million due to industrywide multifamily insurance price increases. The remaining increase was due to a $0.3 million increase in discretionary seasonal maintenance as discretionary spending was limited in the prior year due to COVID-19 and an increase of $0.2 million in administrative and marketing expenses.

Renovation Activity

The Company completed 248 value-add unit upgrades during the second quarter of 2021 achieving an average 24.4% ROI through an average monthly rent premium of $144 per unit. Since inception, the Company has completed 3,275 value-add unit upgrades at an average cost of $6,065 per unit and achieved an average monthly rental rate increase of $119 per unit, equating to an average 23.6% ROI on all unit upgrades leased as of June 30, 2021. The Company has identified approximately 4,158 remaining units within the existing portfolio for value-add upgrades with similar projected economics to the completed renovations.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Portfolio Activity

The following activities were completed during the second quarter:

-	On April 12, 2021, the Company made a $10.7 million preferred equity investment in the operating partnership of Peak Housing, a private REIT invested in a portfolio of 474 single-family homes located throughout Texas.

-	On April 14, 2021, the Company acquired a 95% interest in an 80-unit apartment community located in Olympia, Washington, known as Yauger Park. The total purchase price was $24.5 million.

-	On April 26, 2021, the Company sold Plantation Park for a gross sales price of $32 million and net proceeds to the Company of $2.7 million.

-	On June 4, 2021, the Company acquired an 83% interest in a 150-unit apartment community located in Concord, North Carolina known as Wayford at Concord. The total purchase price was $44 million. The Company’s previous preferred investment of $7 million was redeemed in conjunction with the purchase.

-	On June 10, 2021, the Company sold The Reserve at Palmer Ranch for $58 million to the Strategic Portfolio partner for net proceeds to the Company of $16.6 million. With the addition of the property to the Strategic Portfolio, the Company made an $11 million preferred investment in the Strategic Portfolio.

-	On June 17, 2021, the Company acquired a 100% interest in a 276-unit apartment community located in Raleigh, North Carolina, known as Windsor Falls, for a total purchase price of $49 million.

-	Entered into three preferred equity commitments to invest $32 million in two multifamily and one single family home development projects located in Houston and Willow Park, Texas and Charlotte, North Carolina.

-	On June 25, 2021, the Company made a $4 million preferred equity investment in a stabilized asset with 372-units known as Deercross, located in Indianapolis, Indiana.

-	On June 29, 2021, Vickers Historic Roswell was sold and the Company’s mezzanine loan and accrued interest of $12.9 million were paid off.

The Company completed the following activity subsequent to June 30, 2021:

-	On July 7, 2021, the Company sold Park & Kingston and The District at Scottsdale for gross sales prices of $45 million and $151 million, respectively, with net proceeds to the Company of $24.7 million and $69.5 million, respectively.

-	In July 2021, the Company made $19 million of preferred equity investments and provided a bridge loan of $7 million for properties located in Corpus Christi and Dallas, Texas, and Dawsonville, Georgia.

-	Entered into two preferred equity commitments to invest $31 million in multifamily development projects located in San Antonio, Texas and Orange City, Florida.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Dividend

The Board of Directors has authorized, and the Company has declared, quarterly cash dividends as reflected in the following table.

Declaration Date	Payable to stockholders of record as of	Amount	Date Paid or Payable
Class A Common Stock
March 12, 2021	March 25, 2021	$0.162500	April 5, 2021
June 11, 2021	June 25, 2021	$0.162500	July 2, 2021
Class C Common Stock
March 12, 2021	March 25, 2021	$0.162500	April 5, 2021
June 11, 2021	June 25, 2021	$0.162500	July 2, 2021
Series B Preferred Stock
January 13, 2021	March 25, 2021	$5.00	April 5, 2021
April 12, 2021	April 23, 2021	$5.00	May 5, 2021
April 12, 2021	May 25, 2021	$5.00	June 4, 2021
April 12, 2021	June 25, 2021	$5.00	July 2, 2021
Series C Preferred Stock
March 12, 2021	March 25, 2021	$0.4765625	April 5, 2021
June 11, 2021	June 25, 2021	$0.4765625	July 2, 2021
Series D Preferred Stock
March 12, 2021	March 25, 2021	$0.4453125	April 5, 2021
June 11, 2021	June 25, 2021	$0.4453125	July 2, 2021
Series T Preferred Stock (1)
January 13, 2021	March 25, 2021	$0.128125	April 5, 2021
April 12, 2021	April 23, 2021	$0.128125	May 5, 2021
April 12, 2021	May 25, 2021	$0.128125	June 4, 2021
April 12, 2021	June 25, 2021	$0.128125	July 2, 2021

(1)	Shares of newly issued Series T Preferred Stock that are held only a portion of the applicable monthly dividend period will receive a prorated dividend based on the actual number of days in the applicable dividend period during which each such share of Series T Preferred Stock was outstanding.

2021 Guidance

The Company is reaffirming its prior 2021 CFFO guidance. Based on the Company’s current outlook and market conditions, the Company anticipates 2021 CFFO in the range of $0.65 to $0.70 per share. For additional guidance details underlying earnings guidance, please see page 34 of Company’s Second Quarter 2021 Earnings Supplement available under the Investors section on the Company’s website (www.bluerockresidential.com).

Conference Call

All interested parties can listen to the live conference call at 11:00 AM ET on Thursday, August 5, 2021 by dialing +1 (866) 843-0890 within the U.S., or +1 (412) 317-6597, and requesting the "Bluerock Residential Conference."

For those who are not available to listen to the live call, the conference call will be available for replay on the Company’s website two hours after the call concludes, and will remain available until September 5, 2021 at  https://services.choruscall.com/mediaframe/webcast.html?webcastid=KjK0qgS7, as well as by dialing +1 (877) 344-7529 in the U.S., or +1 (412) 317-0088 internationally, and requesting conference number 10158807.

The full text of this Earnings Release and additional Supplemental Information is available in the Investors section on the Company’s website at http://www.bluerockresidential.com.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) is a real estate investment trust that focuses on developing and acquiring a diversified portfolio of primarily affordable Class A highly amenitized live/work/play apartment communities in demographically attractive knowledge economy growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through value add improvements to properties and operations. BRG has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

For more information, please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors. Currently, one of the most significant factors is the potential adverse effect of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and its tenants, partners and employees, as well as the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants, partners and employees will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact (including governmental actions that may vary by jurisdiction, such as mandated business closing; stay-at-home orders; limits on group activity; and actions to protect residential tenants from eviction), and the direct and indirect economic effects of the pandemic and containment measures, including national and local employment rates and the corresponding impact on the Company’s tenants’ ability to pay their rent on time or at all, among others. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 23, 2021, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Portfolio Summary

The following is a summary of our operating real estate and mezzanine/preferred/ground lease investments as of June 30, 2021:

Multifamily Community Name	Location	Number of Units	Year Built/ Renovated (1)		Ownership Interest	Average Rent (2)		% Occupied (3)
Consolidated Operating Properties:
ARIUM Glenridge	Atlanta, GA	480	1990		90%	$1,346		95.8%
ARIUM Westside	Atlanta, GA	336	2008		90%	1,509		93.8%
Ashford Belmar	Lakewood, CO	512	1988	/1993	85%	1,691		96.9%
Avenue 25	Phoenix, AZ	254	2013		100%	1,286		94.1%
Burano Hunter’s Creek, formerly ARIUM Hunter’s Creek	Orlando, FL	532	1999		100%	1,427		96.8%
Carrington at Perimeter Park	Morrisville, NC	266	2007		100%	1,291		96.6%
Chattahoochee Ridge	Atlanta, GA	358	1996		90%	1,413		96.6%
Chevy Chase	Austin, TX	320	1971		92%	983		97.8%
Cielo on Gilbert	Mesa, AZ	432	1985		90%	1,123		97.2%
Citrus Tower	Orlando, FL	336	2006		97%	1,381		96.1%
Denim	Scottsdale, AZ	645	1979		100%	1,288		95.7%
Elan	Austin, TX	270	2007		100%	1,158		93.0%
Element	Las Vegas, NV	200	1995		100%	1,306		97.0%
Falls at Forsyth	Cumming, GA	356	2019		100%	1,439		97.8%
Gulfshore Apartment Homes	Naples, FL	368	2016		100%	1,298		97.6%
Navigator Villas	Pasco, WA	176	2013		90%	1,173		99.4%
Outlook at Greystone	Birmingham, AL	300	2007		100%	1,118		95.3%
Park & Kingston	Charlotte, NC	168	2015		100%	1,321		94.6%
Pine Lakes Preserve	Port St. Lucie, FL	320	2003		100%	1,419		97.8%
Providence Trail	Mount Juliet, TN	334	2007		100%	1,304		94.6%
Roswell City Walk	Roswell, GA	320	2015		98%	1,625		97.8%
Sands Parc	Daytona Beach, FL	264	2017		100%	1,370		96.6%
The Brodie	Austin, TX	324	2001		100%	1,353		95.7%
The Debra Metrowest, formerly ARIUM Metrowest	Orlando, FL	510	2001		100%	1,423		95.7%
The District at Scottsdale	Scottsdale, AZ	332	2018		99%	1,826		94.0%
The Links at Plum Creek	Castle Rock, CO	264	2000		88%	1,489		97.3%
The Mills	Greenville, SC	304	2013		100%	1,061		97.0%
The Preserve at Henderson Beach	Destin, FL	340	2009		100%	1,548		95.9%
The Sanctuary	Las Vegas, NV	320	1988		100%	1,169		96.3%
Veranda at Centerfield	Houston, TX	400	1999		93%	1,034		96.5%
Villages of Cypress Creek	Houston, TX	384	2001		80%	1,203		94.5%
Wayford at Concord	Concord, NC	150	2019		83%	1,830		95.3%
Wesley Village	Charlotte, NC	301	2010		100%	1,400		96.0%
Windsor Falls	Raleigh, NC	276	1994		100%	1,102		97.5%
Yauger Park Villas	Olympia, WA	80	2010		95%	1,982		96.3%

Total/Average Consolidated Operating Properties		11,532				$1,350	(6)	96.2%

Mezzanine/Preferred/Ground Lease Investments:
Alexan CityCentre	Houston, TX	340				$1,583
Avondale Hills	Decatur, GA	240				1,538	(4)
Belmont Crossing	Smyrna, GA	192				888
Deercross	Indianapolis, IN	372				761
Deerwood Apartments	Houston, TX	330				1,590	(4)
Domain at The One Forty	Garland, TX	299				1,363
Encore Chandler	Chandler, AZ	208				1,457	(4)
Georgetown Crossing	Savannah, GA	168				1,036
Hunter’s Pointe	Pensacola, FL	204				992
Mira Vista	Austin, TX	200				1,115
Motif	Fort Lauderdale, FL	385				2,352	(4)
Park on the Square	Pensacola, FL	240				1,159
Peak Housing (5)	Various, Texas	474				876
Reunion Apartments	Orlando, FL	280				1,366	(4)
Sierra Terrace	Atlanta, GA	135				1,274
Sierra Village	Atlanta, GA	154				1,224
The Commons	Jacksonville, FL	328				914
The Hartley at Blue Hill, formerly The Park at Chapel Hill	Chapel Hill, NC	414				1,599	(4)
The Reserve at Palmer Ranch	Sarasota, FL	320				1,417
The Riley	Richardson, TX	262				1,455
Thornton Flats	Austin, TX	104				1,576
Water’s Edge	Pensacola, FL	184				1,168
Wayford at Innovation Park	Charlotte, NC	210				1,994	(4)
Willow Park (5)	Willow Park, TX	46				2,362	(4)
Zoey	Austin, TX	307				1,762	(4)

Total/Average Mezzanine/Preferred/Ground Lease Investments		6,396				$1,368	(7)

Total/Average Portfolio		17,928				$1,357	(8)

(1)	Represents date of last significant renovation or year built if no renovations.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

(2)	Represents the average effective monthly rent per occupied unit for the three months ended June 30, 2021.
(3)	Percent occupied is calculated as (i) the number of units occupied as of June 30, 2021, divided by (ii) total number of units, expressed as a percentage.
(4)	Represents the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.
(5)	Peak Housing and Willow Park are preferred equity investments in portfolios of single-family residential homes. The actual/planned number of units shown represents the number of single-family residential homes within each portfolio.
(6)	The average effective monthly rent including sold properties was $1,351 for the three months ended June 30, 2021.
(7)	The average effective monthly rent including sold properties was $1,399 for the three months ended June 30, 2021.
(8)	The average effective monthly rent including sold properties was $1,368 for the three months ended June 30, 2021.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Consolidated Statement of Operations

For the Three and Six Months Ended June 30, 2021 and 2020

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues
Rental and other property revenues	$49,721	$47,695	$100,803	$98,047
Interest income from mezzanine loan and ground lease investments	4,114	5,338	8,835	11,227
Total revenues	53,835	53,033	109,638	109,274
Expenses
Property operating	18,909	18,571	38,841	37,870
Property management fees	1,247	1,194	2,528	2,488
General and administrative	6,595	5,303	13,240	11,674
Acquisition and pursuit costs	3	423	15	1,691
Weather-related losses, net	—	—	400	—
Depreciation and amortization	19,926	20,067	40,250	40,990
Total expenses	46,680	45,558	95,274	94,713
Operating income	7,155	7,475	14,364	14,561
Other income (expense)
Other income	57	19	209	59
Preferred returns on unconsolidated real estate joint ventures	2,329	2,834	4,616	5,249
Provision for credit losses	(26)	—	(567)	—
Gain on sale of real estate investments	19,429	57,843	88,342	58,096
Loss on extinguishment of debt and debt modification costs	(647)	(13,985)	(3,687)	(13,985)
Interest expense, net	(13,460)	(13,859)	(27,294)	(28,774)
Total other income	7,682	32,852	61,619	20,645
Net income	14,837	40,327	75,983	35,206
Preferred stock dividends	(14,367)	(14,237)	(28,984)	(27,784)
Preferred stock accretion	(7,290)	(3,602)	(14,312)	(7,527)
Net (loss) income attributable to noncontrolling interests
Operating Partnership units	(1,978)	5,413	8,182	(409)
Partially-owned properties	587	1,985	6,353	1,707
Net (loss) income attributable to noncontrolling interests	(1,391)	7,398	14,535	1,298
Net (loss) income attributable to common stockholders	$(5,429)	$15,090	$18,152	$(1,403)

Net (loss) income per common share - Basic	$(0.21)	$0.61	$0.68	$(0.09)

Net (loss) income per common share – Diluted	$(0.21)	$0.61	$0.68	$(0.09)

Weighted average basic common shares outstanding	28,129,862	24,307,147	25,623,537	24,197,479
Weighted average diluted common shares outstanding	28,129,862	24,345,034	25,688,530	24,197,479

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Consolidated Balance Sheets

Second Quarter 2021

(Unaudited and dollars in thousands except for share and per share amounts)

	June 30, 2021	December 31, 2020
ASSETS
Net Real Estate Investments
Land	$251,691	$279,481
Buildings and improvements	1,703,536	1,889,471
Furniture, fixtures and equipment	75,488	78,438
Total Gross Real Estate Investments	2,030,715	2,247,390
Accumulated depreciation	(187,066)	(186,426)
Total Net Operating Real Estate Investments	1,843,649	2,060,964
Operating real estate held for sale, net	144,878	36,213
Total Net Real Estate Investments	1,988,527	2,097,177
Cash and cash equivalents	136,766	83,868
Restricted cash	36,308	35,093
Notes and accrued interest receivable, net	165,654	157,734
Due from affiliates	667	339
Accounts receivable, prepaids and other assets, net	40,783	29,502
Preferred equity investments and investments in unconsolidated real estate joint ventures, net	86,328	83,485
In-place lease intangible assets, net	1,531	2,594
Non-real estate assets associated with operating real estate held for sale	271	145
Total Assets	$2,456,835	$2,489,937

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,343,454	$1,490,932
Mortgages payable associated with operating real estate held for sale	93,137	38,773
Revolving credit facilities	—	33,000
Accounts payable	1,972	1,317
Other accrued liabilities	34,677	31,025
Due to affiliates	635	618
Distributions payable	13,879	13,421
Liabilities associated with operating real estate held for sale	1,135	383
Total Liabilities	1,488,889	1,609,469
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; no shares and 2,201,547 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	54,332
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 shares authorized; 360,608 and 513,489 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	327,124	469,907
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,295,845 shares issued and outstanding as of June 30, 2021 and December 31, 2020	56,627	56,462
6.150% Series T Redeemable Preferred Stock, liquidation preference $25.00 per share, 32,000,000 shares authorized; 18,353,252 and 9,717,917 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	415,718	219,967
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 197,900,000 shares authorized; no shares issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,774,338 shares issued and outstanding as of June 30, 2021 and December 31, 2020	66,867	66,867
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 28,861,937 and 22,020,950 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	289	220
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of June 30, 2021 and December 31, 2020	1	1
Additional paid-in-capital	362,507	304,710
Distributions in excess of cumulative earnings	(303,960)	(313,392)
Total Stockholders’ Equity	125,704	58,406
Noncontrolling Interests
Operating Partnership units	18,751	(3,272)
Partially owned properties	24,022	24,666
Total Noncontrolling Interests	42,773	21,394
Total Equity	168,477	79,800
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,456,835	$2,489,937

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Core Funds from Operations

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and core funds from operations (“CFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common stockholders and unit holders is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income (loss), computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for notes receivable, unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition expenses, non-cash interest, unrealized gains and losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, stock compensation expense and preferred stock accretion. Commencing in 2020, we do not deduct the accrued portion of the preferred income on our preferred equity investments from FFO to determine CFFO as the income is deemed fully collectible. The accrued portion of the preferred income totaled $1.5 million and $2.7 million for the three and six months ended June 30, 2021, respectively. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor CFFO is equivalent to net income (loss), including net income (loss) attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income (loss), including net income (loss) attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

We have acquired seven operating properties, made eight property investments through preferred equity or mezzanine loan investments, sold six operating properties and received payoffs of our mezzanine loan or preferred equity in seven investments subsequent to June 30, 2020. The results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The table below reconciles our calculations of FFO and CFFO to net income (loss), the most directly comparable GAAP financial measure, for the three and six months ended June 30, 2021 and 2020 (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net (loss) income attributable to common stockholders	$(5,429)	$15,090	$18,152	$(1,403)
Add back: Net (loss) income attributable to Operating Partnership Units	(1,978)	5,413	8,182	(409)
Net (loss) income attributable to common stockholders and unit holders	(7,407)	20,503	26,334	(1,812)
Common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization (1)	19,036	19,144	38,440	39,045
Provision for credit losses	26	—	567	—
Gain on sale of real estate investments	(18,630)	(55,250)	(81,058)	(55,360)
FFO Attributable to Common Stockholders and Unit Holders	(6,975)	(15,603)	(15,717)	(18,127)
Common stockholders and Operating Partnership Units pro-rata share of:
Acquisition and pursuit costs	3	423	15	1,691
Non-cash interest expense	549	747	1,154	1,592
Unrealized loss (gain) on derivatives	20	(5)	(11)	(30)
Loss on extinguishment of debt and debt modification costs	609	13,590	3,173	13,590
Amortization of deferred interest income on mezzanine loan	997	—	997	—
Weather-related losses, net	—	—	360	—
Non-real estate depreciation and amortization	122	122	244	242
Other (income) expense, net	(49)	43	48	3
Non-cash equity compensation	3,479	2,191	6,789	5,738
Preferred stock accretion	7,290	3,602	14,312	7,527
CFFO Attributable to Common Stockholders and Unit Holders	$6,045	$5,110	$11,364	$12,226

Per Share and Unit Information:
FFO Attributable to Common Stockholders and Unit Holders - diluted	$(0.18)	$(0.47)	$(0.44)	$(0.55)
CFFO Attributable to Common Stockholders and Unit Holders - diluted	$0.16	$0.15	$0.32	$0.37

Weighted average common shares and units outstanding - diluted	38,443,171	33,075,598	35,883,631	32,936,762

(1)	The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests for partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (loss), computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

Below is a reconciliation of net (loss) income attributable to common stockholders to EBITDAre and Adjusted EBITDAre (unaudited and dollars in thousands).

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net (loss) income attributable to common stockholders	$(5,429)	$15,090	$18,152	$(1,403)
Net (loss) income attributable to noncontrolling interests	(1,391)	7,398	14,535	1,298
Preferred stock dividends	14,367	14,237	28,984	27,784
Preferred stock accretion	7,290	3,602	14,312	7,527
Interest expense, net	13,460	13,859	27,294	28,774
Real estate depreciation and amortization	19,879	20,020	40,157	40,899
Provision for credit losses	26	—	567	—
Gain on sale of real estate investments	(19,429)	(57,843)	(88,342)	(58,096)
Loss on extinguishment of debt and debt modification costs	647	13,985	3,687	13,985
EBITDAre	$29,420	$30,348	$59,346	$60,768
Acquisition and pursuit costs	3	423	15	1,691
Amortization of deferred interest income on mezzanine loan	997	—	997	—
Non-real estate depreciation and amortization	122	122	244	242
Weather-related losses, net	—	—	400	—
Non-cash equity compensation	3,479	2,191	6,789	5,738
Other (income) expense, net	(49)	43	48	3
Adjusted EBITDAre	$33,972	$33,127	$67,839	$68,442

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented, including each comparative period.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

The following table reflects net income (loss) attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented (unaudited and amounts in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net (loss) income attributable to common stockholders	$(5,429)	$15,090	$18,152	$(1,403)
Add back: Net (loss) income attributable to Operating Partnership Units	(1,978)	5,413	8,182	(409)
Net (loss) income attributable to common stockholders and unit holders	(7,407)	20,503	26,334	(1,812)
Add common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization	19,036	19,144	38,440	39,045
Non-real estate depreciation and amortization	122	122	244	242
Non-cash interest expense	549	747	1,154	1,592
Unrealized loss (gain) on derivatives	20	(5)	(11)	(30)
Loss on extinguishment of debt and debt modification costs	609	13,590	3,173	13,590
Provision for credit losses	26	—	567	—
Property management fees	1,194	1,135	2,417	2,367
Acquisition and pursuit costs	3	423	15	1,691
Corporate operating expenses	6,520	5,166	13,090	11,462
Weather-related losses, net	—	—	360	—
Preferred dividends	14,367	14,237	28,984	27,784
Preferred stock accretion	7,290	3,602	14,312	7,527
Less common stockholders and Operating Partnership Units pro-rata share of:
Other income (expense), net	57	(43)	108	(3)
Preferred returns on unconsolidated real estate joint ventures	2,329	2,834	4,616	5,408
Interest income from mezzanine loan and ground lease investments	4,114	5,338	8,835	11,227
Gain on sale of real estate investments	18,630	55,250	81,058	55,360
Pro-rata share of properties’ income	17,199	15,285	34,462	31,466
Add:
Noncontrolling interest pro-rata share of partially owned property income	738	750	1,378	1,553
Total property income	17,937	16,035	35,840	33,019
Add:
Interest expense	12,875	13,089	26,122	27,158
Net operating income	30,812	29,124	61,962	60,177
Less:
Non-same store net operating income	6,740	6,518	15,920	15,646
Same store net operating income (1)	$24,072	$22,606	$46,042	$44,531

(1)	Same store portfolio for the three months ended June 30, 2021 consists of 25 properties, which represent 8,882 units. Same store portfolio for the six months ended June 30, 2021 consists of 24 properties, which represent 8,628 units.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Contact

Investors:

(888) 558.1031
investor.relations@bluerockre.com

Media:

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

#

Bluerock Residential Growth REIT, Inc.

Financial and Operating Highlights

For the Three and Six Months Ended June 30, 2021

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
OPERATING INFORMATION	2021	2020	% Change	2021	2020	% Change
Total revenue	$53,835	$53,033	1.5%	$109,638	$109,274	0.3%

Total assets	$2,456,835	$2,506,252	(2.0%)	$2,456,835	$2,506,252	(2.0%)

Property NOI (1)	$30,812	$29,124	5.8%	$61,962	$60,177	3.0%

Property NOI margins	62.0%	61.1%	1.5%	61.5%	61.4%	0.2%

Net (loss) income per common share - Diluted	$(0.21)	$0.61	-	$0.68	$(0.09)	-

CFFO attributable to common stockholders and unit holders per share (2)	$0.16	$0.15	6.7%	$0.32	$0.37	(13.5%)

(1)	See page 37 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)	See page 35 for the Company's definition of this non-GAAP measurement and reasons for using it.

Bluerock Residential Growth REIT, Inc.

Share and Unit Information

Second Quarter 2021

(Unaudited)

Weighted Average Common Stock and Units Outstanding for the quarter ended June 30, 2021
Class A Common Stock	28,053,259
Class C Common Stock	76,603
Weighted Average Common Stock Outstanding, Diluted	28,129,862
Restricted Stock Grants (1)	53,988
Weighted Average Common Stock Outstanding, Diluted	28,183,850
OP Units	6,309,952
LTIP Units	3,949,369
Weighted Average Common Stock and Total Units Outstanding, Diluted	38,443,171

Outstanding Common Stock and Units at June 30, 2021	40,348,467

Outstanding 6.000% Series B Redeemable Preferred Stock at June 30, 2021	360,608

Outstanding 7.625% Series C Cumulative Redeemable Preferred Stock at June 30, 2021	2,295,845

Outstanding 7.125% Series D Cumulative Preferred Stock at June 30, 2021	2,774,338

Outstanding 6.150% Series T Redeemable Preferred Stock at June 30, 2021	18,353,252

(1)	Potential dilution from restricted common stock granted to employees.

The following table reflects the impact of various LTIP Unit issuances (including unvested LTIP Units), share repurchases, and other share/unit changes subsequent to March 31, 2021:

Share Type	Shares and units outstanding March 31, 2021	Class A common share repurchase	Class A common from Series B Company redemptions	Class A common from Series B and Series T holder redemptions	LTIP Issuances	Other	Shares and units outstanding June 30, 2021	Ownership %
Class A Common Stock	25,110,432	(4,605,598)	8,190,758	126,663	-	39,682	28,861,937	71.53%
Class C Common Stock	76,603	-	-	-	-	-	76,603	0.19%
Total share equivalents	25,187,035	(4,605,598)	8,190,758	126,663	-	39,682	28,938,540	71.72%
OP Units	6,310,126	-	-	-	-	(454)	6,309,672	15.64%
LTIP Units (including unvested)	5,013,420	-	-	-	86,835	-	5,100,255	12.64%
Total noncontrolling interest	11,323,546	-	-	-	86,835	(454)	11,409,927	28.28%
Total shares, OP and LTIP Units	36,510,581	(4,605,598)	8,190,758	126,663	86,835	39,228	40,348,467	100.00%

Bluerock Residential Growth REIT, Inc.

EBITDAre and Interest Information

Second Quarter 2021

(Unaudited and dollars in thousands)

Three Months Ended
June 30, 2021
Q2 EBITDAre Calculation
Net loss attributable to common stockholders	$(5,429)
Net loss attributable to noncontrolling interests	(1,391)
Preferred stock dividends	14,367
Preferred stock accretion	7,290
Interest expense, net	13,460
Real estate depreciation and amortization	19,879
Provision for credit losses	26
Gain on sale of real estate investments	(19,429)
Loss on extinguishment of debt and debt modification costs	647
EBITDAre (1)	$29,420
Acquisition and pursuit costs	3
Amortization of deferred interest income on mezzanine loan	997
Non-real estate depreciation and amortization	122
Non-cash equity compensation	3,479
Other income, net	(49)
Adjusted EBITDAre	$33,972

Modified Q2 EBITDAre Calculation (2)
Adjusted EBITDAre	$33,972
Adjustment	69
Modified Q2 EBITDAre	$34,041
Modified Q2 EBITDAre annualized	$136,164

Modified Q2 Interest Calculation (2)(3)
Interest expense	$12,875
Adjustment	(159)
Modified Q2 interest expense	$12,716
Modified Q2 interest expense annualized	$50,864

(1)	See page 36 for a reconciliation of net income attributable to common stockholders to EBITDAre and the Company's definition of EBITDAre and reasons for using it.

(2)	Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on April 1, 2021: (i) acquisitions of Yauger Park Villas and Windsor Falls, (ii) sales of Plantation Park and Vickers Historic Roswell, (iii) conversion of Wayford at Concord from a preferred equity investment to a consolidated operating property, (iv) preferred investments in Deercross and Peak Housing, (v) additional investments at Alexan CityCentre, Avondale Hills, Domain at The One Forty, and Motif, and (vi) the sale of The Reserve at Palmer Ranch consolidated operating property and the simultaneous preferred equity investment in the property, which is now included in the Strategic Portfolio. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts.

(3)	Interest expense excludes non-cash interest expense.

Bluerock Residential Growth REIT, Inc.

Financial Statistics

Second Quarter 2021

(Unaudited and dollars in thousands)

	Three Months Ended
	June 30, 2021
Interest Coverage Ratio
Modified Q2 EBITDAre *	$34,041
Modified Q2 interest expense (4) *	12,716
Interest coverage ratio	2.68	x

Quarterly Fixed Charge Coverage Ratio
Modified Q2 interest expense (4) *	$12,716
Preferred stock dividends	14,367
Total fixed charges	$27,083
Modified Q2 EBITDAre *	34,041
Modified Q2 EBITDAre fixed charge coverage ratio	1.26	x

Net Debt / Modified EBITDAre Ratio
Total debt (1)	$1,437,881
Less: cash (3)	(173,074)
Net debt (total debt less cash)	$1,264,807
Modified Q2 EBITDAre (annualized)*	136,164
Net debt / modified EBITDAre ratio	9.29	x

Leverage as a Percentage of Assets
Total debt (1)	$1,437,881
Total undepreciated assets (2)	2,654,868
Total debt / total undepreciated assets	54.2%
Net debt / net undepreciated assets (less cash)	51.0%

Leverage as a Percentage of Enterprise Value
Total market cap (5)	$1,359,965
Total debt (1)	1,437,881
Total enterprise value	$2,797,846
Total debt / total enterprise value	51.4%
Net debt / total enterprise value	45.2%

(1)	Total debt excludes amortization of fair market value adjustments of $8.9 million and deferred financing costs of $10.2 million.

(2)	Total undepreciated assets is calculated as total assets plus accumulated depreciation on real estate assets.

(3)	Cash includes cash, cash equivalents, and restricted cash.

(4)	Interest expense excludes non-cash interest expense.

(5)	Total market cap is calculated by using common shares, preferred shares, and equivalents (OP Units/LTIP Units) multiplied by the June 30, 2021 closing share prices.

*	Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on April 1, 2021: (i) acquisitions of Yauger Park Villas and Windsor Falls, (ii) sales of Plantation Park and Vickers Historic Roswell, (iii) conversion of Wayford at Concord from a preferred equity investment to a consolidated operating property, (iv) preferred investments in Deercross and Peak Housing, (v) additional investments at Alexan CityCentre, Avondale Hills, Domain at The One Forty, and Motif, and (vi) the sale of The Reserve at Palmer Ranch consolidated operating property and the simultaneous preferred equity investment in the property, which is now included in the Strategic Portfolio. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts. See prior page for calculations.

Bluerock Residential Growth REIT, Inc.

Recent Acquisitions and Investments

(Unaudited)

Property	MSA	Date of Investment	Year Built/ Renovated (1)	Number of Units	Ownership Interest in Property	Purchase Price (in millions)	Average Rent (2)
Operating
Yauger Park Villas	Olympia, WA	4/14/2021	2010	80	95%	$24.5	$1,982
Wayford at Concord (3)	Concord, NC	6/4/2021	2019	150	83%	44.4	1,830
Windsor Falls	Raleigh, NC	6/17/2021	1994	276	100%	48.8	1,102
Total/Average				506		$117.7	$1,701

Property	MSA	Date of Investment	Year Built/ Renovated (1)		Actual/Planned Number of Units		Commitment Amount (in millions)	Investment Amount (in millions)	Average Rent (2)
Preferred Equity
The Riley	Dallas, TX	3/1/2021	2018		262		$7.0	$7.0	$1,455
Peak Housing	Various, TX	4/12/2021	1997	(4)	474	(5)	10.7	10.7	876
The Reserve at Palmer Ranch (6)	Sarasota, FL	6/10/2021	2016		320		11.4	11.4	1,417
Deerwood Apartments	Houston, TX	6/16/2021	2023		330		16.5	-	1,590
Wayford at Innovation Park	Charlotte, NC	6/17/2021	2024		210		11.7	-	1,994
Willow Park	Willow Park, TX	6/17/2021	2022		46	(5)	3.8	-	2,362
Deercross	Indianapolis, IN	6/25/2021	1979		372		4.0	4.0	761
Total/Average					2,014		$65.1	$33.1	$1,265

(1)	All dates are for the year construction was or is expected to be completed, or the date that a significant renovation has or will be completed.
(2)	Represents the average effective monthly rent per occupied unit for the three months ended June 30, 2021. The average rents for the development projects represent the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.
(3)	The Company purchased the Wayford at Concord property from our unaffiliated joint venture partner, and as part of the transaction, our preferred equity investment was redeemed.
(4)	Represents average year built of the individual single-family homes.
(5)	The actual/planned number of units shown represents the number of single-family residential homes within each respective portfolio.
(6)	The Company sold The Reserve at Palmer Ranch to our unaffiliated joint venture partner in the Strategic Portfolio, and as part of the sale, we simultaneously made an additional preferred equity investment in the Strategic Portfolio.

Bluerock Residential Growth REIT, Inc.

Recent Dispositions

(Unaudited and dollars in millions)

Property	Location	Date Sold	Number of Units	Ownership Interest in Property	Sale Price	BRG Net Proceeds
Operating
ARIUM Grandewood	Orlando, FL	1/28/2021	306	100%	$65.3	$25.1
James on South First	Austin, TX	2/24/2021	250	90%	50.0	18.1
Marquis at The Cascades	Tyler, TX	3/1/2021	582	90%	90.9	32.6
Plantation Park	Lake Jackson, TX	4/26/2021	238	80%	32.0	2.7
The Reserve at Palmer Ranch (1)	Sarasota, FL	6/10/2021	320	100%	57.6	16.6
Total Operating			1,696		295.8	95.1

Mezzanine
Vickers Historic Roswell	Roswell, GA	6/29/2021	79	—	40.3	12.9
Total Mezzanine			79		40.3	12.9

Preferred Equity
The Conley	Leander, TX	3/18/2021	259	—	52.1	16.5
Alexan Southside Place	Houston, TX	3/25/2021	270	—	45.1	10.1
Wayford at Concord (2)	Concord, NC	6/4/2021	150	—	44.4	7.0
Total Preferred Equity			679		141.6	33.6

Total			2,454		$477.7	$141.6

(1)	The Company sold The Reserve at Palmer Ranch to our unaffiliated joint venture partner in the Strategic Portfolio, and as part of the sale, we simultaneously made an additional preferred equity investment in the Strategic Portfolio.
(2)	The Company purchased the Wayford at Concord property from our unaffiliated joint venture partner, and as part of the transaction, our preferred equity investment was redeemed.

Bluerock Residential Growth REIT, Inc.

Preferred Equity Investments, Notes and Accrued Interest Receivable, and Ground Lease

For the Three and Six Months Ended June 30, 2021

(Unaudited and dollars in thousands)

Multifamily Community Name	Investment Balance as of March 31, 2021	Change	Investment Balance as of June 30, 2021	Return as of June 30, 2021	CFFO Earned for the Three Months Ended June 30, 2021	CFFO Earned for the Six Months Ended June 30, 2021
Preferred Equity Investments
Operating – Stabilized
Alexan CityCentre	$15,725	$953	$16,678	18.0%	$714	$1,377
Deercross	-	4,000	4,000	10.5%	6	6
Mira Vista	5,250	-	5,250	10.1%	134	267
Peak Housing	-	10,705	10,705	10.0%	235	235
Strategic Portfolio	27,054	11,400	38,454	10.8%	791	1,501
The Riley	6,961	-	6,961	11.0%	194	257
Thornton Flats	4,600	-	4,600	9.0%	103	205
Total operating - stabilized	59,590	27,058	86,648		2,177	3,848

Development
Deerwood Apartments (1)	-	-	-	11.5%	-	-
Encore Chandler (1)	-	-	-	13.0%	-	-
Wayford at Innovation Park (1)	-	-	-	12.5%	-	-
Willow Park (1)	-	-	-	13.0%	-	-
Total development	-	-	-		-	-

Sold
The Conley	-	-	-		-	405
Wayford at Concord	6,500	(6,500)	-		152	363
Total sold	6,500	(6,500)	-		152	768

Other	99	(31)	68	(2)	-	-
Provision for credit losses (3)	(315)	(73)	(388)		-	-
	$65,874	$20,454	$86,328		$2,329	$4,616

Mezzanine Loans (4)
Operating - Stabilized
Domain at The One Forty (2)	$24,526	$300	$24,826	4.0%	$244	$483
Motif (2)	77,549	2,972	80,521	12.9%	2,485	4,859
Total operating - stabilized	102,075	3,272	105,347		2,729	5,342

Development
Avondale Hills	7,881	4,272	12,153	12.0%	286	403
Reunion Apartments	10,466	303	10,769	12.0%	303	593
The Hartley at Blue Hill, formerly The Park at Chapel Hill (5)	37,423	497	37,920	11.5%	1,035	2,058
Total development	55,770	5,072	60,842		1,624	3,054

Sold
Vickers Historic Roswell	12,442	(12,442)	-		463	903
Total sold	12,442	(12,442)	-		463	903

Provision for credit losses (3)	(575)	40	(535)		-	-
	$169,712	$(4,058)	$165,654		$4,816	$9,299

Ground Lease - Development (4) (6)
Zoey	$23,971	294	24,265	5.0%	$295	$533
Provision for credit losses (3)	(91)	8	(83)		-	-
	$23,880	$302	$24,182		$295	$533

(1)	The investment has not been funded as of June 30, 2021. Refer to page 22 for investment commitment amounts.
(2)	The Company also holds an equity method investment with 0.5% common ownership.
(3)	The Company recorded a general provision for credit losses of $26 during the three months ended June 30, 2021 on its total preferred equity, mezzanine loans and ground lease investments.
(4)	Investment balances include accrued interest.
(5)	The investment includes a $5.0 million senior loan and a $31.0 million mezzanine loan.
(6)	Ground lease investments are included in accounts receivable, prepaids and other assets.

Bluerock Residential Growth REIT, Inc.

Portfolio Information

Second Quarter 2021

(Unaudited)

Multifamily Community Name	Location	Number of Units	Year Built/ Renovated (1)		Average Rent (2)		Revenue per Occupied Unit (3)		Average Occupancy
Consolidated Operating Properties:
ARIUM Glenridge	Atlanta, GA	480	1990		$1,346		$1,420		93.6%
ARIUM Westside	Atlanta, GA	336	2008		1,509		1,657		95.1%
Ashford Belmar	Lakewood, CO	512	1988	/1993	1,691		1,900		96.2%
Avenue 25	Phoenix, AZ	254	2013		1,286		1,464		93.6%
Burano Hunter’s Creek, formerly ARIUM Hunter’s Creek	Orlando, FL	532	1999		1,427		1,583		96.0%
Carrington at Perimeter Park	Morrisville, NC	266	2007		1,291		1,371		97.3%
Chattahoochee Ridge	Atlanta, GA	358	1996		1,413		1,500		96.9%
Chevy Chase	Austin, TX	320	1971		983		1,096		98.4%
Cielo on Gilbert	Mesa, AZ	432	1985		1,123		1,301		97.3%
Citrus Tower	Orlando, FL	336	2006		1,381		1,540		96.2%
Denim	Scottsdale, AZ	645	1979		1,288		1,436		95.5%
Elan	Austin, TX	270	2007		1,158		1,304		92.0%
Element	Las Vegas, NV	200	1995		1,306		1,525		96.1%
Falls at Forsyth	Cumming, GA	356	2019		1,439		1,576		97.4%
Gulfshore Apartment Homes	Naples, FL	368	2016		1,298		1,425		94.6%
Navigator Villas	Pasco, WA	176	2013		1,173		1,361		98.6%
Outlook at Greystone	Birmingham, AL	300	2007		1,118		1,304		95.5%
Park & Kingston	Charlotte, NC	168	2015		1,321		1,391		95.6%
Pine Lakes Preserve	Port St. Lucie, FL	320	2003		1,419		1,599		97.4%
Providence Trail	Mount Juliet, TN	334	2007		1,304		1,471		95.2%
Roswell City Walk	Roswell, GA	320	2015		1,625		1,850		97.2%
Sands Parc	Daytona Beach, FL	264	2017		1,370		1,540		95.1%
The Brodie	Austin, TX	324	2001		1,353		1,478		94.6%
The Debra Metrowest, formerly ARIUM Metrowest	Orlando, FL	510	2001		1,423		1,608		95.0%
The District at Scottsdale	Scottsdale, AZ	332	2018		1,826		2,016		92.9%
The Links at Plum Creek	Castle Rock, CO	264	2000		1,489		1,656		97.4%
The Mills	Greenville, SC	304	2013		1,061		1,217		96.6%
The Preserve at Henderson Beach	Destin, FL	340	2009		1,548		1,711		97.5%
The Sanctuary	Las Vegas, NV	320	1988		1,169		1,214		95.0%
Veranda at Centerfield	Houston, TX	400	1999		1,034		1,182		95.1%
Villages of Cypress Creek	Houston, TX	384	2001		1,203		1,299		95.2%
Wayford at Concord	Concord, NC	150	2019		1,830		1,908		98.1%
Wesley Village	Charlotte, NC	301	2010		1,400		1,502		95.6%
Windsor Falls	Raleigh, NC	276	1994		1,102		1,221		96.7%
Yauger Park Villas	Olympia, WA	80	2010		1,982		2,061		96.6%

Total Consolidated Operating Properties		11,532			$1,350	(5)	$1,497	(5)	95.7	%(5)

Mezzanine/Preferred/Ground Lease Investments:
Alexan CityCentre	Houston, TX	340			$1,583		$1,715		96.0%
Avondale Hills	Decatur, GA	240			1,538	(4)	N/A		N/A
Belmont Crossing	Smyrna, GA	192			888		1,015		97.7%
Deercross	Indianapolis, IN	372			761		844		94.7%
Deerwood Apartments	Houston, TX	330			1,590	(4)	N/A		N/A
Domain at The One Forty	Garland, TX	299			1,363		1,520		95.1%
Encore Chandler	Chandler, AZ	208			1,457	(4)	N/A		N/A
Georgetown Crossing	Savannah, GA	168			1,036		1,123		96.2%
Hunter’s Pointe	Pensacola, FL	204			992		1,150		97.9%
Mira Vista	Austin, TX	200			1,115		1,223		96.2%
Motif	Fort Lauderdale, FL	385			2,352	(4)	N/A		N/A
Park on the Square	Pensacola, FL	240			1,159		1,343		97.9%
Peak Housing	Various, TX	474			876		884		93.5%
Reunion Apartments	Orlando, FL	280			1,366	(4)	N/A		N/A
Sierra Terrace	Atlanta, GA	135			1,274		1,428		97.5%
Sierra Village	Atlanta, GA	154			1,224		1,333		92.4%
The Commons	Jacksonville, FL	328			914		1,029		98.8%
The Hartley at Blue Hill, formerly The Park at Chapel Hill	Chapel Hill, NC	414			1,599	(4)	N/A		N/A
The Reserve at Palmer Ranch	Sarasota, FL	320			1,417		1,568		96.9%
The Riley	Richardson, TX	262			1,455		1,734		96.0%
Thornton Flats	Austin, TX	104			1,576		1,819		98.7%
Water’s Edge	Pensacola, FL	184			1,168		1,362		98.4%
Wayford at Innovation Park	Charlotte, NC	210			1,994	(4)	N/A		N/A
Willow Park	Willow Park, TX	46			2,362	(4)	N/A		N/A
Zoey	Austin, TX	307			1,762	(4)	N/A		N/A

Total Mezzanine/Preferred/Ground Lease Investments		6,396			$1,368	(6)	$1,251	(6)	96.2	%(6)

Total Portfolio		17,928			$1,357	(7)	$1,435	(7)	95.8	%(7)

(1)	Represents date of last significant renovation or year built if no renovations.

(2)	Represents the average effective monthly rent per occupied unit for the three months ended June 30, 2021.
(3)	Revenue per occupied unit is total revenue divided by average number of occupied units for the three months ended June 30, 2021.
(4)	Represents the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.
(5)	The average effective monthly rent, revenue per occupied unit, and average occupancy including sold properties was $1,351, $1,498, and 95.8%, respectively, for the three months ended June 30, 2021.
(6)	The average effective monthly rent, revenue per occupied unit, and average occupancy including sold properties was $1,399, $1,294, and 96.3%, respectively, for the three months ended June 30, 2021.
(7)	The average effective monthly rent, revenue per occupied unit, and average occupancy including sold properties was $1,368, $1,447, and 95.9%, respectively, for the three months ended June 30, 2021.

Bluerock Residential Growth REIT, Inc.

Renovation Table

As of June 30, 2021

(Unaudited)

Units and Investment

	2021			To Date
	Completed	Completed	Total Expected	Total	Unrenovated Units
	in 2Q	Year-to-date	Completions in 2021	Completed	Remaining
Number of Renovations	248	320	500 – 1,000	3,275	4,158
Renovation Cost per Unit	$7,074	$7,222	$7,500 - $8,500

Returns

	Inception-to-date
	Cost	Monthly Rent	Return on
	per Unit	Premium	Investment
Weighted Average Returns to Date	$6,065	$119	23.6%

Bluerock Residential Growth REIT, Inc.

Development Mezzanine/Preferred/Ground Lease Investments

As of June 30, 2021

(Unaudited)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on page 2 of this document for a discussion of risks and uncertainties.

						Actual/Estimated Dates for
Multifamily Community Name	Actual/ Planned Number of Units	Total Actual/ Estimated Construction Cost (in millions)	Cost to Date (in millions)	Actual/ Estimated Construction Cost Per Unit	Total Available Financing (in millions) (1)	Construction Start	Initial Occupancy	Construction Completion	Stabilized Operations (2)
Development Investments
Zoey (3)	307	59.5	42.3	193,811	25.5	1Q20	1Q22	2Q22	1Q23
Reunion Apartments (4)	280	47.6	38.8	170,000	30.5	3Q20	1Q22	3Q22	1Q23
Willow Park (5)	46	13.5	3.7	293,478	7.6	4Q21	2Q22	4Q22	4Q23
Avondale Hills (4)	240	50.7	20.4	211,250	31.4	4Q20	1Q23	1Q23	1Q24
The Hartley at Blue Hill, formerly The Park at Chapel Hill (4)	414	99.2	50.9	239,614	64.3	2Q20	4Q21	1Q23	3Q23
Deerwood Apartments (5)	330	65.8	11.0	199,394	39.5	2Q21	4Q22	2Q23	2Q24
Encore Chandler (5)	208	47.7	7.5	229,327	31.0	3Q21	2Q23	3Q23	3Q24
Wayford at Innovation Park (5)	210	58.7	4.8	279,524	38.2	4Q21	1Q23	2Q24	2Q25

Total units	2,035

(1)	Represents property level only and excludes mezzanine loan financing.
(2)	We define stabilized occupancy as attainment of 90% physical occupancy.
(3)	Represents a ground lease investment.
(4)	Represents a mezzanine loan investment.
(5)	Represents a preferred equity investment. Encore Chandler has an option to purchase the property at stabilization.

Bluerock Residential Growth REIT, Inc.

Condensed Consolidated Balance Sheets

Second Quarter 2021

(Unaudited and dollars in thousands except for share and per share data)

	June 30, 2021	December 31, 2020
ASSETS
Net Real Estate Investments
Land	$251,691	$279,481
Buildings and improvements	1,703,536	1,889,471
Furniture, fixtures and equipment	75,488	78,438
Total Gross Real Estate Investments	2,030,715	2,247,390
Accumulated depreciation	(187,066)	(186,426)
Total Net Operating Real Estate Investments	1,843,649	2,060,964
Operating real estate held for sale, net	144,878	36,213
Total Net Real Estate Investments	1,988,527	2,097,177
Cash and cash equivalents	136,766	83,868
Restricted cash	36,308	35,093
Notes and accrued interest receivable, net	165,654	157,734
Due from affiliates	667	339
Accounts receivable, prepaids and other assets, net	40,783	29,502
Preferred equity investments and investments in unconsolidated real estate joint ventures, net	86,328	83,485
In-place lease intangible assets, net	1,531	2,594
Non-real estate assets associated with operating real estate held for sale	271	145
Total Assets	$2,456,835	$2,489,937

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,343,454	$1,490,932
Mortgages payable associated with operating real estate held for sale	93,137	38,773
Revolving credit facilities	—	33,000
Accounts payable	1,972	1,317
Other accrued liabilities	34,677	31,025
Due to affiliates	635	618
Distributions payable	13,879	13,421
Liabilities associated with operating real estate held for sale	1,135	383
Total Liabilities	1,488,889	1,609,469
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; no shares and 2,201,547 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	54,332
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 shares authorized; 360,608 and 513,489 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	327,124	469,907
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,295,845 shares issued and outstanding as of June 30, 2021 and December 31, 2020	56,627	56,462
6.150% Series T Redeemable Preferred Stock, liquidation preference $25.00 per share, 32,000,000 shares authorized; 18,353,252 and 9,717,917 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	415,718	219,967
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 197,900,000 shares authorized; no shares issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,774,338 shares issued and outstanding as of June 30, 2021 and December 31, 2020	66,867	66,867
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 28,861,937 and 22,020,950 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	289	220
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of June 30, 2021 and December 31, 2020	1	1
Additional paid-in-capital	362,507	304,710
Distributions in excess of cumulative earnings	(303,960)	(313,392)
Total Stockholders’ Equity	125,704	58,406
Noncontrolling Interests
Operating Partnership units	18,751	(3,272)
Partially owned properties	24,022	24,666
Total Noncontrolling Interests	42,773	21,394
Total Equity	168,477	79,800
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,456,835	$2,489,937

Bluerock Residential Growth REIT, Inc.

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2021 and 2020

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues
Rental and other property revenues	$49,721	$47,695	$100,803	$98,047
Interest income from mezzanine loan and ground lease investments	4,114	5,338	8,835	11,227
Total revenues	53,835	53,033	109,638	109,274

Expenses
Property operating	18,909	18,571	38,841	37,870
Property management fees	1,247	1,194	2,528	2,488
General and administrative	6,595	5,303	13,240	11,674
Acquisition and pursuit costs	3	423	15	1,691
Weather-related losses, net	—	—	400	—
Depreciation and amortization	19,926	20,067	40,250	40,990
Total expenses	46,680	45,558	95,274	94,713
Operating income	7,155	7,475	14,364	14,561

Other income (expense)
Other income	57	19	209	59
Preferred returns on unconsolidated real estate joint ventures	2,329	2,834	4,616	5,249
Provision for credit losses	(26)	—	(567)	—
Gain on sale of real estate investments	19,429	57,843	88,342	58,096
Loss on extinguishment of debt and debt modification costs	(647)	(13,985)	(3,687)	(13,985)
Interest expense, net	(13,460)	(13,859)	(27,294)	(28,774)
Total other income	7,682	32,852	61,619	20,645
Net income	14,837	40,327	75,983	35,206
Preferred stock dividends	(14,367)	(14,237)	(28,984)	(27,784)
Preferred stock accretion	(7,290)	(3,602)	(14,312)	(7,527)
Net (loss) income attributable to noncontrolling interests
Operating Partnership units	(1,978)	5,413	8,182	(409)
Partially owned properties	587	1,985	6,353	1,707
Net (loss) income attributable to noncontrolling interests	(1,391)	7,398	14,535	1,298
Net (loss) income attributable to common stockholders	$(5,429)	$15,090	$18,152	$(1,403)

Net (loss) income per common share - Basic	$(0.21)	$0.61	$0.68	$(0.09)
Net (loss) income per common share – Diluted	$(0.21)	$0.61	$0.68	$(0.09)

Weighted average basic common shares outstanding	28,129,862	24,307,147	25,623,537	24,197,479
Weighted average diluted common shares outstanding	28,129,862	24,345,034	25,688,530	24,197,479

Bluerock Residential Growth REIT, Inc.

Reconciliation of Funds from Operations (FFO) and Core FFO (CFFO) Attributable to Common Stockholders and Unit Holders

For the Three and Six Months Ended June 30, 2021 and 2020

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net (loss) income attributable to common stockholders	$(5,429)	$15,090	$18,152	$(1,403)
Add back: Net (loss) income attributable to Operating Partnership Units	(1,978)	5,413	8,182	(409)
Net (loss) income attributable to common stockholders and unit holders	(7,407)	20,503	26,334	(1,812)
Common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization	19,036	19,144	38,440	39,045
Provision for credit losses	26	—	567	—
Gain on sale of real estate investments	(18,630)	(55,250)	(81,058)	(55,360)
FFO Attributable to Common Stockholders and Unit Holders	(6,975)	(15,603)	(15,717)	(18,127)
Common stockholders and Operating Partnership Units pro-rata share of:
Acquisition and pursuit costs	3	423	15	1,691
Non-cash interest expense	549	747	1,154	1,592
Unrealized loss (gain) on derivatives	20	(5)	(11)	(30)
Loss on extinguishment of debt and debt modification costs	609	13,590	3,173	13,590
Amortization of deferred interest income on mezzanine loan	997	—	997	—
Weather-related losses, net	—	—	360	—
Non-real estate depreciation and amortization	122	122	244	242
Other (income) expense, net	(49)	43	48	3
Non-cash equity compensation	3,479	2,191	6,789	5,738
Preferred stock accretion	7,290	3,602	14,312	7,527
CFFO Attributable to Common Stockholders and Unit Holders	$6,045	$5,110	$11,364	$12,226

Per Share and Unit Information:
FFO Attributable to Common Stockholders and Unit Holders - diluted	$(0.18)	$(0.47)	$(0.44)	$(0.55)
CFFO Attributable to Common Stockholders and Unit Holders - diluted	$0.16	$0.15	$0.32	$0.37

Weighted average common shares and units outstanding - diluted	38,443,171	33,075,598	35,883,631	32,936,762

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information

As of June 30, 2021

(Unaudited and dollars in thousands)

Property	Outstanding Principal	Interest Rate	Fixed/ Floating	Maturity Date
ARIUM Glenridge	$49,500	1.42%	LIBOR + 1.33% subject to Cap (1)	September 1, 2025
ARIUM Westside	52,150	3.68%	Fixed	August 1, 2023
Ashford Belmar	100,675	4.53%	Fixed	December 1, 2025
Avenue 25 (2)	36,566	4.18%	Fixed	July 1, 2027
Burano Hunter’s Creek (3)	70,189	3.65%	Fixed	November 1, 2024
Carrington at Perimeter Park (4)	31,273	4.16%	Fixed	July 1, 2027
Chattahoochee Ridge	45,338	3.25%	Fixed	December 5, 2024
Chevy Chase	24,400	2.41%	LIBOR + 2.32% subject to Cap (1)	September 1, 2027
Cielo on Gilbert	58,000	2.62%	SOFR + 2.61% subject to Cap (1)	January 1, 2031
Citrus Tower	40,263	4.07%	Fixed	October 1, 2024
Denim (5)	101,205	3.41%	Fixed	August 1, 2029
Elan (6)	25,541	4.19%	Fixed	July 1, 2027
Element	29,260	3.63%	Fixed	July 1, 2026
Falls at Forsyth	38,784	2.92%	(7)	July 1, 2025
Fannie Facility Advance	13,936	2.69%	LIBOR + 2.60% subject to Cap (1)	June 1, 2027
Fannie Facility Second Advance	12,880	2.71%	SOFR + 2.70% subject to Cap (1)	March 1, 2028
Gulfshore Apartment Homes	46,345	3.26%	Fixed	September 1, 2029
Navigator Villas (8)	20,515	4.56%	Fixed	June 1, 2028
Outlook at Greystone	22,105	4.30%	Fixed	June 1, 2025
Pine Lakes Preserve	42,728	3.07%	LIBOR + 2.98% subject to Cap (1)	July 1, 2030
Providence Trail	47,950	3.54%	Fixed	July 1, 2026
Roswell City Walk	49,551	3.63%	Fixed	December 1, 2026
The Brodie	33,215	3.71%	Fixed	December 1, 2023
The Debra Metrowest (3)	64,481	4.43%	Fixed	May 1, 2025
The Links at Plum Creek	39,248	4.31%	Fixed	October 1, 2025
The Mills	25,006	4.21%	Fixed	January 1, 2025
The Preserve at Henderson Beach	48,490	3.26%	Fixed	September 1, 2029
The Sanctuary	33,707	3.31%	Fixed	August 1, 2029
Veranda at Centerfield	26,100	1.34%	LIBOR + 1.25% subject to Cap (1)	July 26, 2023
Villages of Cypress Creek	33,520	2.64%	LIBOR + 2.55% subject to Cap (1)	July 1, 2027
Wesley Village	39.084	4.25%	Fixed	April 1, 2024
Windsor Falls	27,442	4.19%	Fixed	November 1, 2027
Yauger Park Villas (9)	15,056	4.86%	Fixed	April 1, 2026
Total	1,344,503
Fair value adjustments	8,922
Deferred financing costs, net	(9,971)
Total continuing operations	$1,343,454
Held for sale
Park & Kingston (10)	$19,600	3.32%	Fixed	November 1, 2026
The District at Scottsdale (10)	73,778	1.85%	LIBOR + 1.60% (1)	June 11, 2021
Deferred financing costs, net	(241)
Total held for sale	$93,137
Total	$1,436,591
Weighted Average Interest Rate	3.46%

(1)	In June 2021, one-month LIBOR in effect was 0.09% and the 30-day average SOFR in effect was 0.01%.
(2)	The principal balance includes a $29.7 million senior loan at a fixed rate of 4.02% and a $6.9 million supplemental loan at a fixed rate of 4.86%.
(3)	Burano Hunter’s Creek and The Debra Metrowest, formerly ARIUM Hunter’s Creek and ARIUM Metrowest, respectively.
(4)	The principal balance includes a $27.5 million senior loan at a fixed rate of 4.09% and a $3.8 million supplemental loan at a fixed rate of 4.66%.
(5)	The principal balance includes a $91.6 million senior loan at a fixed rate of 3.32% and a $9.6 million supplemental loan at a fixed rate of 4.22%.
(6)	The principal balance includes a $21.2 million senior loan at a fixed rate of 4.09% and a $4.4 million supplemental loan at a fixed rate of 4.66%.
(7)	The principal balance includes a $19.4 million advance at a fixed rate of 4.35% and a $19.4 million advance at a variable rate of 1.49% as of June 30, 2021.
(8)	The principal balance includes a $14.8 million senior loan at a fixed rate of 4.31% and a $5.7 million supplemental loan at a fixed rate of 5.23%.
(9)	The principal balance includes a $10.5 million senior loan at a fixed rate of 4.81% and a $4.6 million supplemental loan at a fixed rate of 4.96%.
(10)	The property was subsequently sold in July 2021.

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information Continued

As of June 30, 2021

(Unaudited and dollars in thousands)

Mortgages Payable Maturity Schedules

Year	Fixed Rate	Floating Rate	Total		% of Total
2021	$4,675	$74,407	$79,082	(1)	5.50%
2022	10,886	2,563	13,449		0.94%
2023	96,901	29,150	126,051		8.77%
2024	197,845	3,602	201,447		14.01%
2025	265,810	65,570	331,380		23.05%
Thereafter	507,564	178,908	686,472		47.73%
	$1,083,681	$354,200	$1,437,881		100.00%
Fair Value Adjustments	8,922	-	8,922
Subtotal	$1,092,603	$354,200	$1,446,803
Deferred Financing Costs, net	(7,474)	(2,738)	(10,212)
Total	$1,085,129	$351,462	$1,436,591

	Amounts	% of Total	Weighted Average Interest Rates	Weighted Average Maturities (years)
Continuing Operations
Secured Fixed Rate Debt	$1,073,003	79.3%	3.89%	5.1
Secured Floating Rate Debt	280,422	20.7%	2.27%	6.4
Total/Average Continuing Operations	$1,353,425	100.0%	3.56%	5.4

Held for Sale
Secured Fixed Rate Debt	$19,600	21.0%	0.06%	0.1
Secured Floating Rate Debt	73,778	79.0%	0.49%	0.0
Total/Average Held for Sale	$93,378	100.0%	0.40%	0.0

Total/Average	$1,446,803	100.0%	3.46%	5.1

(1)	$73.8 million relates to The District at Scottsdale. The property was sold on July 7, 2021 and the mortgage was repaid in full.

Bluerock Residential Growth REIT, Inc.

2021 Projected Guidance

(Unaudited and dollars in thousands except for per share data)

	2021 Outlook (3)
	Low	High
Core Funds from Operations Attributable to Common Stockholders and Unit Holders per share	$0.65	$0.70

Same Store Growth
Rental income growth	2.0%	4.0%
Property operating expense growth	4.0%	6.0%
NOI growth	0.0%	3.0%

Property management fee as a percentage of revenue	2.4%	2.2%
General and administrative expenses (1)	12,500	12,000
Income from preferred equity and mezzanine investments	29,100	29,100
Normal recurring capital expenditures (2)	2,900	2,700

Value-add Upgrades
Forecasted unit count	500	1,000
Return on investment	15%	20%

Investments
Total gross asset value	600,000	800,000

Dispositions
Total gross asset value	350,000	500,000

Noncontrolling Interest, Preferred Stock and Share Count Assumptions
Noncontrolling interest percentage of CFFO - partially owned properties	4.0%	3.9%
Series T preferred stock raise	200,000	350,000
Preferred stock dividends	54,000	58,000
Estimated weighted average diluted common shares and units outstanding	39,100	39,100

(1)	General and administrative expenses exclude non-cash expenses, such as depreciation and non-cash equity compensation.
(2)	Normally recurring capital expenditures exclude development, investment, revenue enhancing and non-recurring capital expenditures.
(3)	The Company has not reconciled projected Core Funds from Operations Attributable to Common Stockholders and Unit Holders per share (“CFFO”) guidance to the corresponding GAAP financial measure because it does not provide guidance for various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of its control and cannot be reasonably predicted. Accordingly, reconciliations to the corresponding GAAP financial measures are not available.

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Core Funds from Operations, Attributable to Common Stockholders and Unit Holders

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and core funds from operations (“CFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common stockholders and unit holders is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income (loss), computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for notes receivable, unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition expenses, non-cash interest expense, unrealized gains or losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, stock compensation expense and preferred stock accretion. Commencing in 2020, we do not deduct the accrued portion of the preferred income on our preferred equity investments from FFO to determine CFFO as the income is deemed fully collectible. The accrued portion of the preferred income totaled $1.5 million and $0.4 million, and $2.7 million and $0.8 million for the three and six months ended June 30, 2021 and 2020, respectively. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor CFFO is equivalent to net income (loss), including net income (loss) attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income (loss), including net income (loss) attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired seven operating properties, made eight property investments through preferred equity or mezzanine loan investments, sold six operating properties and received payoffs of our mezzanine loan or preferred equity in seven investments subsequent to June 30, 2020. The results presented are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of net (loss) income attributable to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net (loss) income attributable to common stockholders	$(5,429)	$15,090	$18,152	$(1,403)
Net (loss) income attributable to noncontrolling interests	(1,391)	7,398	14,535	1,298
Preferred stock dividends	14,367	14,237	28,984	27,784
Preferred stock accretion	7,290	3,602	14,312	7,527
Interest expense, net	13,460	13,859	27,294	28,774
Real estate depreciation and amortization	19,879	20,020	40,157	40,899
Provision for credit losses	26	—	567	—
Gain on sale of real estate investments	(19,429)	(57,843)	(88,342)	(58,096)
Loss on extinguishment of debt and debt modification costs	647	13,985	3,687	13,985
EBITDAre	$29,420	$30,348	$59,346	$60,768
Acquisition and pursuit costs	3	423	15	1,691
Amortization of deferred interest income on mezzanine loan	997	—	997	—
Non-real estate depreciation and amortization	122	122	244	242
Weather-related losses, net	—	—	400	—
Non-cash equity compensation	3,479	2,191	6,789	5,738
Other (income) expense, net	(49)	43	48	3
Adjusted EBITDAre	$33,972	$33,127	$67,839	$68,442

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

We have acquired seven operating properties, made eight property investments through preferred equity or mezzanine loan investments, sold six operating properties and received payoffs of our mezzanine loan or preferred equity in seven investments subsequent to June 30, 2020. Therefore, the results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The following table reflects net (loss) income attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net (loss) income attributable to common stockholders	$(5,429)	$15,090	$18,152	$(1,403)
Add back: Net (loss) income attributable to Operating Partnership Units	(1,978)	5,413	8,182	(409)
Net (loss) income attributable to common stockholders and unit holders	(7,407)	20,503	26,334	(1,812)
Add common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization	19,036	19,144	38,440	39,045
Non-real estate depreciation and amortization	122	122	244	242
Non-cash interest expense	549	747	1,154	1,592
Unrealized loss (gain) on derivatives	20	(5)	(11)	(30)
Loss on extinguishment of debt and debt modification costs	609	13,590	3,173	13,590
Provision for credit losses	26	—	567	—
Property management fees	1,194	1,135	2,417	2,367
Acquisition and pursuit costs	3	423	15	1,691
Corporate operating expenses	6,520	5,166	13,090	11,462
Weather-related losses, net	—	—	360	—
Preferred dividends	14,367	14,237	28,984	27,784
Preferred stock accretion	7,290	3,602	14,312	7,527
Less common stockholders and Operating Partnership Units pro-rata share of:
Other income (expense), net	57	(43)	108	(3)
Preferred returns on unconsolidated real estate joint ventures	2,329	2,834	4,616	5,408
Interest income from mezzanine loan and ground lease investments	4,114	5,338	8,835	11,227
Gain on sale of real estate investments	18,630	55,250	81,058	55,360
Pro-rata share of properties’ income	17,199	15,285	34,462	31,466
Add:
Noncontrolling interest pro-rata share of partially owned property income	738	750	1,378	1,553
Total property income	17,937	16,035	35,840	33,019
Add:
Interest expense	12,875	13,089	26,122	27,158
Net operating income	30,812	29,124	61,962	60,177
Less:
Non-same store net operating income	6,740	6,518	15,920	15,646
Same store net operating income (1)	$24,072	$22,606	$46,042	$44,531

(1)	Same store portfolio for the three months ended June 30, 2021 consists of 25 properties, which represent 8,882 units. Same store portfolio for the six months ended June 30, 2021 consists of 24 properties, which represent 8,628 units.